As filed with the Securities and Exchange Commission on February 2, 2024.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UpHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	83-3838045
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
14000 S. Military Trail, Suite 203
Delray Beach, FL 33484

(Address, including zip code, of principal executive offices)

2021 Equity Incentive Plan
(Full title of the plan)

Martin S.A. Beck
Chief Executive Officer
UpHealth, Inc.
14000 S. Military Trail, Suite 203
Delray Beach, Florida 33484
Tel: (888) 424-3646
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Jeffrey C. Selman, Esq.
DLA Piper LLP (US)
555 Mission Street, Suite 2400
San Francisco, CA 94105
(415) 615-6095

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

		Smaller reporting company	☒

Non-accelerated filer	☒	Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement has been filed by UpHealth, Inc. (the “Registrant”) to register 933,557 additional shares of common stock, par value $0.0001 per share (“Common Stock”) of the Registrant, to be offered pursuant to the 2021 Equity Incentive Plan (the “Plan”).

Initial shares of the Plan were registered pursuant to that Registration Statement on Form S-8 (File No. 333-258735), filed with the Securities and Exchange Commission (the “Commission”) on August 12, 2021 (the “2021 Registration Statement”). Additional shares offered pursuant to the Plan were registered pursuant to (i) that Registration Statement on Form S-8 (File No. 333-266024), filed with the Commission on July 6, 2022 (the “2022 Registration Statement”), and (ii) that Registration Statement on Form S-8 (File No. 333-271141), filed with the Commission on April 5, 2023 (the “2023 Registration Statement”). Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the 2021 Registration Statement, the 2022 Registration Statement and the 2023 Registration Statement are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents previously filed by the Registrant with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

•
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Commission on March 31, 2023, as amended by Amendment No. 1 to the Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2022 filed with the Commission on April 13, 2023;

•
The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023 filed with the Commission on May 11, 2023, for the quarterly period ended June 30, 2023 filed with the Commission on August 10, 2023, and for the quarterly period ended September 30, 2023 filed with the Commission on November 21, 2023;

•
The Registrant’s Current Reports on Form 8-K filed with the Commission on January 3, 2023, January 13, 2023, February 27, 2023, March 9, 2023, March 13, 2023, April 7, 2023 (as amended by Amendment No. 1 on Form 8-K/A filed with the Commission on May 17, 2023), May 11, 2023, June 20, 2023, September 18, 2023, September 19, 2023, October 11, 2023, October 20, 2023, November 16, 2023, November 20, 2023, November 29, 2023, December 13, 2023, December 27, 2023 and January 18, 2024; and

•
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38924), filed with the Commission on May 28, 2019 pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
The following exhibits are filed as a part of or incorporated by reference into this Registration Statement:

Exhibit No.	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	Commission File / Reg. Number
4.1	Second Amended and Restated Certificate of Incorporation of UpHealth, Inc. as amended by the Certificate of Amendment effective December 8, 2022.		10-K	03/31/2023	001-38924
4.2	Second Amended and Restated Bylaws of UpHealth, Inc., effective August 22, 2022.		8-K	08/24/2022	001-38924
4.3	Specimen Common Stock Certificate of UpHealth, Inc.		10-K	03/31/2023	001-38924
4.4	2021 Equity Incentive Plan.		8-K	06/15/2021	001-38924
5.1	Opinion of DLA Piper LLP (US)	X
23.1	Consent of BPM LLP, independent registered public accounting firm.	X
23.2	Consent of Plante & Moran, PLLC, with respect to UpHealth, Inc.	X
23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).	X
24.1	Powers of Attorney (included on the signature page to this Registration Statement).	X
107	Filing Fee Table.	X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, Florida, on this 2nd day of February, 2024.

UPHEALTH, INC.

By:	/s/ Martin S.A. Beck
Name:	Martin S.A. Beck
Title:	Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Martin S. A. Beck and Jay W. Jennings and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Martin S.A. Beck	Chief Executive Officer	February 2, 2024
Martin S.A. Beck	(Principal Executive Officer)

/s/ Jay W. Jennings	Chief Financial Officer	February 2, 2024
Jay W. Jennings	(Principal Financial and Accounting Officer)

/s/ Dr. Avi S. Katz	Chairman of the Board of Directors	February 2, 2024
Dr. Avi S. Katz

/s/ Dr. Chirinjeev Kathuria	Director	February 2, 2024
Dr. Chirinjeev Kathuria

/s/ Luis Machuca	Director	February 2, 2024
Luis Machuca

/s/ Dr. Raluca Dinu	Director	February 2, 2024
Dr. Raluca Dinu

/s/ James S. Greene	Director	February 2, 2024
James S. Greene

/s/ Mark Guinan	Director	February 2, 2024
Mark Guinan

/s/ Dr. Mariya Pylypiv	Director	February 2, 2024
Dr. Mariya Pylypiv

/s/ Agnès Rey-Giraud	Director	February 2, 2024
Agnès Rey-Giraud